LIMITED POWER OF ATTORNEY FOR SECTION 16
	REPORTING OBLIGATIONS

	Know all by these presents, that the
undersigned's hereby makes, constitutes and appoints Mark F. Coldwell and Mitchell C.
Littman as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and
file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of The
Major Automotive Companies, Inc. a Nevada corporation (the Company), with the United
States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section
16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the Exchange Act);

(2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the
discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does
not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by
such attorneys-in-fact on behalf of the
undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys
-in-fact, in his discretion, deems necessary or desirable;

(3)	neither the Company nor such attorneys-in-
fact assumes (i) any liability for the
undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve
the undersigned from responsibility for
compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The undersigned hereby gives and grants
the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for an on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Power of Attorney shall remain in
full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 17th day of December, 2004.


        			/S/ DAVID EDELSTEIN
				DAVID EDELSTEIN

STATE OF NEW YORK

COUNTY OF NASSAU

	On this 17th day of December, 2004,
David Edelstein personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto
set my hand and official seal.
                                     		_________________________________
		Notary Public

 	_________________________________
		My Commission Expires